Exhibit 2
MARATHON PETROLEUM RESPONDS TO ELLIOTT MANAGEMENT PROPOSAL

As you may have seen, investment firm Elliott Management - one of MPC’s shareholders - this morning announced a proposal to separate Marathon Petroleum Corporation into three companies. We understand that you may have questions about Elliott’s proposal and other media commentary, and we have responded publicly with the statement below. When we have more to share, we’ll let you know. In the meantime, our day-to-day focus remains unchanged: safely providing the fuels and other products that help enhance life’s possibilities, across our entire organization.

Sincerely,
Gary R. Heminger
Chairman and Chief Executive Officer

MPC Statement:

FINDLAY, Ohio, Sept. 25, 2019 - Marathon Petroleum Corporation (NYSE: MPC) today issued the following statement regarding the letter and presentation released by Elliott Management to MPC’s Board of Directors.

MPC engages in regular communication with its shareholders and welcomes constructive input related to enhancing shareholder value. The company’s Board of Directors and management team remain focused on delivering long-term value for shareholders, and will continue to take actions to achieve that objective.

MPC’s management team and independent Board have a strong track record of taking action to deliver shareholder value. Since becoming an independent company in 2011, MPC has generated total shareholder return of 254%, exceeding the S&P, which has returned 174%. At the same time MPC has returned over $20 billion to shareholders through dividends and share repurchases.
Our strong operational results and cash flow generation have allowed us to build upon our commitment to returning capital to our shareholders, having returned approximately $850 million to our shareholders in the second quarter of 2019 and more than $2.1 billion year-to-date through a mix of dividends and share repurchases.

We look forward to maintaining an ongoing dialogue with our shareholders as we continue to evaluate opportunities to deliver more value for our shareholders. We will thoroughly evaluate Elliott's proposal and look forward to continuing our constructive engagement around these issues.

###

About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation's largest refining system with more than 3 million barrels per day of crude oil capacity across 16 refineries. MPC's marketing system includes branded locations across the United States, including Marathon brand retail outlets. Speedway LLC, an MPC subsidiary, owns and operates retail convenience stores across the United States. MPC also owns the general partner and majority limited partner interests in MPLX LP, a midstream company which owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (MPC). These forward-looking statements relate to, among other things, MPC's acquisition of Andeavor and include expectations, estimates and projections concerning the business and operations, strategy and value creation plans of MPC. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as "anticipate," "believe," "commitment," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may," "objective," "opportunity," "outlook," "plan," "policy," "position," "potential," "predict," "priority," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control and are difficult to predict. Factors that could cause MPC's actual results to differ materially from those implied in the forward-looking statements include: the risk that the cost savings and any other synergies from the Andeavor transaction may not be fully realized or may take longer to realize than expected; disruption from the Andeavor transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of Andeavor; risks related to the acquisition of Andeavor Logistics LP by MPLX LP (MPLX), including the risk that anticipated opportunities and any other synergies from or anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected, including whether the transaction will be accretive within the expected timeframe or at all, or disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; the ability to manage disruptions in credit markets or changes to credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute business plans and to effect any share repurchases or dividend increases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on the business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the SEC. Copies of MPC's Form 10-K are available on the SEC website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Form 10-K are available on the SEC website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.
We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements.  We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Important Additional Information
MPC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MPC shareholders in connection with the matters to be considered at MPC’s 2020 Annual Meeting. MPC intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from MPC shareholders. MPC shareholders are encouraged to read any such proxy statement and accompanying white proxy card when they become available as they will contain important information. Information regarding the ownership of MPC’s directors and executive officers in MPC shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with MPC’s 2020 Annual Meeting. Information can also be found in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the SEC, and Current Reports on Form 8-K filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MPC with the SEC for no charge on the SEC website, MPC’s website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC’s Investor Relations office.